EXHIBIT 99.1

HARRIS F. RATTRAY CPA
9711 SW 13th Street
Pembroke Pines, FL 33025

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

The Board of Directors and Stockholders TeCoup.com, LLC.

I have audited the accompanying balance sheet of TeCoup.com, LLC, at December 31, 2009 and the related statement of operations for the period from March 18, 2009 (inception) to December 31, 2009. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TeCoup.com.LLC. at December 31, 2009 and the related statement of operations the period from March 18, 2009 (inception) to December 31, 2009, in confonnity with accounting principles generally accepted in the United States of America.

HARRIS F. RATTRAY CPA Pembroke Pines, Florida
January 14, 2010,

TECOUP.COM LLC
(A Development Stage Company)
BALANCE SHEET
December 31, 2009

2009
ASSETS

Current assets:
Cash	$75
Total current assets	75

Property and equipment, net	22,149

Total assets	$22,224

LIABILITIES AND NET ASSETS

Current liabilities:
Accounts payable	$1,800
Due to related parties	10,497
Total current liabilities	12,297

Total liabilities	12,297

Stockholders' Equity (Deficiency):
Common stock, par value $0.0001per share, 1,200,000
shares authorized: and 1,200,000 shares
issued and outstanding as of December 31, 2009	120

Additional paid-in capital	52,377

Accumulated deficit	(42,570)

Total liabilities and net assets	$22,224
-
See accompanying notes

TECOUP.COM LLC
(A Development Stage Company)
STATEMENT OF OPERATIONS

March 18, 2009
(inception)
through
December
2009

Revenues	$-

Expenses:
Selling, general and administrative	37,418
Interest expense	-
Depreciation and amortization	5,151

Total expenses	42,570

Loss from operations	(42,570)

Net loss	$(42,570)

BASIC EARNINGS (LOSS) PER SHARE	$(0.81)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	52,497

See accompanying notes.

TECOUP.COM LLC
(A Development Stage Company)
STATEMENT OF CASH FLOWS

March 18, 2009
(inception)
through
December 31,
2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(42,570)
Adjustments to reconcile increase(decrease) in net assets to cash provided by operating activities:
Depreciation	5,151
Amortization	-
Changes in operating assets and liabilities:
Increase in accounts payables	1,800
Increase in amounts due to related parties	10,497
Net cash (used in) provided by operating activities	(25,122)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(27,300)

Net (cash used) in investing activities	(27,300)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in loan from director
Increase in shareholders' equity	52,497

Net cash used in provided by financing activities	52,497

(DECREASE) INCREASE IN CASH	75

CASH - BEGINNING OF YEAR	-

CASH - END OF YEAR	$75

See accompanying notes.

Tecoup.Com LLC
Statements of Shareholders Equity
(A Development Stage Company)
From March 18, 2009 (inception) to December 31, 2009

				Deficit
				Accumulated
		Members	Additional	During
	Members	Units	Paid-in	Development
	Units	Amount	Capital	Stages	Total

Beginning balance, March 18, 2009		$-	$-	$-	$-

Units issued to founder on March 18, 2009	1,200,000	-	12,497		12,497

Units sold for cash on July 17, 2009	-	-	40,000		40,000

Net loss, year ended December 31, 2009				(42,570)	(42,570)

BALANCE DECEMBER 31, 2009	1,200,000	-	52,497	(42,570)	9,927

See accompanying notes.

TECOUP LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2009

1.	DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operation. TeCoup.com LLC was incorporated on March 18, 2009 under the laws of the State of Tennessee, and established a fiscal year end of December 31. The Company issued 1,200,000 membership units.

The Company is considered a development stage enterprise as defined in Financial Accounting Standards Board ("FASB") Statement No. 7, "Accounting and Reporting for Development Stage Companies".  The Company has no revenue to date and there is no assurance the Company will achieve a profitable level of operations.

Use of Estimates. The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Depreciation. Depreciation of property and equipment is recorded using the straight-line method over the estimated useful lines of the relative assets, which range as follows:

Furniture & Fixtures	5-7 years
Computer Equipment	5-7 years
Computer Software	5 years

The company uses other depreciation methods (generally, accelerated depreciation methods) for tax purposes where appropriate.

Concentration of Credit Risk. Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and accrued expenses.

The Company's cash and cash equivalents are concentrated primarily in one bank in the United States.  At times, such deposits could be in excess of insured limits.  Management believes that the financial institution that holds the Company financial instrument is financially sound and, accordingly, minimal credit risk is believed to exist with respect to these financial instruments.

Earnings (Loss) Per Membership Unit. Basic loss per membership unit is computed by dividing net loss by the weighted average number of membership units outstanding during the specified period.  Diluted loss per membership unit is computed by dividing net loss by the weighted average number of membership units during the specified period. The Company has no potentially dilutive securities.

Evaluation of long-lived Assets. The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable in accordance with guidance in SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.”  If the carrying value of the long-lived asset exceeds the estimated future undiscounted cash flows to be generated by such asset, the asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified.

Income Taxes. In February 1992, the Financial Standards Board issued Statement of Financial Accounting Standard No.109 “Accounting for Income Taxes.” Under SFAS No. 109, deferred assets and liabilities are recognized for the estimated future tax consequences between the financial statement carrying amounts of the existing assets and their respective basis.

Deferred assets and liabilities are measured using enacted tax rates in effect for the year in which temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.  For the year ending December 31, 2009, the effective rate was:

The differences between Federal income tax rates and the effective income tax rates are:

December 31
2009

Statutory federal income tax rate	34%
Valuation allowance	(34)

Effective tax rate	-%

The Company has a net operating loss carry forward as of December 31, 2009 of approximately $42,570 which is offset by a 100% valuation allowance due to the uncertainty surrounding the ultimate realization of these assets. The loss carry-forward expires at various dates through 2029.

Fair Value of Financial Instruments. For financial instruments including cash and accrued expenses, it was assumed that the carrying amount approximated fair value because of the short maturities of such instruments.

New Financial Accounting Standards. The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

2.	GOING CONCERN

As shown in the accompanying financial statements, the Company incurred a net loss for the year ended December 31, 2009 of $42,570. There is no guarantee whether the Company will be able to generate enough revenue and/or raise capital to support these operations. This raises substantial doubt about the Company's ability to continue as a going concern.

3.	FIXED ASSETS

Equipment are stated at cost and depreciated on the straight-line method over their estimated useful lives of five to seven years.  Equipment consists of the following:

December 31
2009

Computer software	$21,900
Office equipment	5,400
27, 300

Depreciation	5,151
$22,149

4.	STOCKHOLDERS EQUITY

The Company has authorized and issued 1,200,000 membership units.

Details of membership units issued:

On March 18, 2009 the Company issued total of 1,200,000 membership units.

On July 17, 2009 the Company sold membership units for $40,000, which diluted current membership unit holders.

5.	COMMITMENTS AND CONTINGENCIES-

The Company rents office space in Nashville, Tennessee under an annual sublease that commenced in September 2009. The total rent for 2009 was $1,500.  Future lease expenses are approximately $3,000 annually.  The sublease was made and entered into with a related party.

6.	RELATED PARTY TRANSACTIONS

The Company’s officers, directors and related companies have contributed funds to the company for working capital. The total contributions during the period March 18, 2009 to December 31, 2009 was $12,497.

A related company has advanced funds of $10,497 to pay for assets and expenses of the start-up.  Repayment will be made from future sales, which are not guaranteed.